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Exhibit (a)(2)

    LETTER OF TRANSMITTAL

TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
GRANTED UNDER THE SIMPLETECH, INC. 2000 STOCK INCENTIVE PLAN
TO UNITED STATES EMPLOYEES FOR NEW OPTIONS

  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
  9:01 P.M., PACIFIC TIME, ON DECEMBER 19, 2001,
  UNLESS THE OFFER IS EXTENDED.

To:	SimpleTech, Inc. Attention: Legal Department 3001 Daimler Street, Santa Ana, California 92705-5812 telephone (949) 476-8396 facsimile (949) 476-8328

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE
TO A NUMBER OTHER THAN AS SET FORTH ABOVE
WILL NOT CONSTITUTE A VALID DELIVERY.

    Pursuant to the terms and subject to the conditions of the Offer to Exchange (the "Offer") dated November 21, 2001, and this Letter of Transmittal, I hereby tender the following options (the "Options") to purchase shares of common stock, par value $0.001 per share of SimpleTech, Inc. granted under the SimpleTech, Inc. 2000 Stock Incentive Plan (the "2000 Plan"), together with all outstanding Options granted to me under such 2000 Plan on or after May 21, 2001 (the "Required Options").

    NOTE: To validly tender such Options you must complete the table on page 4 of this Letter of Transmittal according to instructions 2 and 3 on page 5 of this Letter of Transmittal. By choosing to tender any of your Options for exchange pursuant to this Letter of Transmittal, you will automatically be deemed to have tendered all of your Required Options for exchange and cancellation.

To SimpleTech, Inc.:

    Upon the terms and conditions set forth in (i) the Offer to Exchange dated November 21, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and (ii) this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to SimpleTech, Inc., a California corporation (the "Company"), the Options to purchase shares ("Option Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock") specified in the table on page 4 of this Letter (the "Options") in exchange for "New Options." Each of the New Options will be granted to me under the terms of the Company's 2000 Stock Incentive Plan (the "2000 Plan") and will be evidenced by a new stock option agreement between the Company and me.

    I have listed each Option I am tendering on page 4 of this Letter, and I am tendering each such Option in its entirety (to the extent outstanding). I understand that the Company will not accept a tender of only a portion of an outstanding Option. In accordance with the specific terms and conditions of the Offer, I hereby tender, in addition to the Options listed on page 4 of this letter, all of my Required Options.

    I understand that I may not tender pursuant to the Offer any shares of Common Stock that I own, including any Common Stock I own as a result of exercising Options granted to me or otherwise.

    I also understand that I will receive, subject to the terms and conditions of the Offer, a New Option for the same number of shares of Common Stock subject to each Option I hereby tender for exchange and cancellation, subject to adjustment for any stock split, combination or the like occurring prior to the grant date of the New Option. Also, I understand that if the calculation of the shares subject to the New Option results in a fractional share, the fractional share will be rounded up to the nearest whole share. I further understand that each tendered Option accepted by the Company pursuant to the Offer will be cancelled on or promptly after the expiration date of the Offer and, upon such acceptance and cancellation, I will have no further right or entitlement to purchase any shares of Common Stock pursuant to the terms of that cancelled Option.

    Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to the Company all right, title and interest in and to all of the Options that I hereby tender, and I hereby agree that I shall have no further right or entitlement to purchase any shares of Common Stock under the tendered Options which are accepted by the Company for cancellation or to have any other rights or entitlements under those cancelled Options.

    I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

    I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

    All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

    By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 4 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

    I acknowledge that (1) the New Options will not be granted until on or promptly after the first trading day that is at least six months and one day after the date the Options tendered hereby are accepted for exchange and cancelled and (2) each of the New Options will be subject to the terms and conditions set forth in a new stock option agreement between the Company and me that will be provided on the AST Stock Plan, Inc. ("AST") website after the grant date of the New Options. I also acknowledge that I must remain an employee of the Company or one of its subsidiaries from the date I tender the Options through the date the New Options are granted in order to receive those New Options. I further acknowledge that, if I do not remain such an employee, I will not receive any of the New Options or any other consideration for any of my tendered Options that that are accepted for exchange pursuant to the Offer. Finally I acknowledge that each of my New Options will vest and become exercisable in a series of three successive equal annual installments upon my completion of each year of employment with the Company over the three-year period measured from the grant date of that New Option.

    The name and social security number or other identification number of the registered holder of the Options tendered hereby appear below exactly as they appear on the option agreement or agreements representing such Options. In the appropriate boxes of the table, I have listed for each Option the grant date and the exercise price and the number of Option Shares for which the Option remains outstanding (i.e. unexercised).

    Subject to the terms and conditions of the Offer, I understand that I may tender one or more of my Options and that I am not required to tender any of such Options in the Offer, except that if I choose to tender any of my Options, I must tender all my Required Options. In addition, I understand that I may not tender less than the entire outstanding portion of a particular Option. I also understand that all such Options properly tendered prior to the "Expiration Date" (as defined in the following sentence) and not properly withdrawn will be exchanged for the New Options upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 7 of the Offer to Exchange. The term "Expiration Date" means 9:01 p.m., Pacific Time, on December 19, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires.

    I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that the Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

    The Offer is not being made to (nor will tenders of Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

    All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange.

    I have read, understand and agree to all of the terms and conditions of the Offer, and I hereby tender the following Options:

Grant Date of Option(1)	Exercise Price of Option	Total Number of Option Shares Subject to Option(2)

(1)
List each option grant on a separate line even if more than one option grant was issued on the same grant date.

(2)
Provide the total number of Option Shares for which the option remains outstanding (i.e., for which the option has not been exercised) in this column. All such Option Shares for each grant you specify herein must be tendered.

    By choosing to tender one or more of my Options for exchange pursuant to this Letter of Transmittal, I understand and agree that I will automatically be deemed to have tendered all of my Required Options for exchange and cancellation.

(See Instructions 1 and 4)

    You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER

X	(Signature of Holder or Authorized Signatory)
Date:	, 2001
Name:	(Please Print)
Capacity:
Address:
(Please include ZIP code)
Telephone No. (with area code):
Tax ID/Social Security No./ Other Identification No.:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

    1.  Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by SimpleTech at its address or at its facsimile number set forth on the front cover of this Letter on or before the Expiration Date.

    The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you elect to deliver your documents by mail, the Company recommends that you use certified mail with return receipt requested and that you properly insure the documents. In all cases, you should allow sufficient time to ensure timely delivery. The Company will not accept delivery by e-mail.

    Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered Options at any time until the extended expiration of the Offer. To withdraw your tendered Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded, and Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above. No Required Options may be withdrawn unless all Options are withdrawn.

    The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

    2.  Inadequate Space. If the space provided herein is inadequate, the information requested by the table on page 4 of this Letter regarding the Options to be tendered should be provided on a separate schedule attached hereto.

    3.  Tenders. If you intend to tender any Options pursuant to the Offer, you must complete the table on page 4 of this Letter by providing the following information for each Option that you intend to tender: grant date, exercise price, total number of Option Shares which remain subject to the Option (which must be all unexercised Option Shares subject to the Option) and option identification number (if available). You may tender one or more of your Options, however you may not tender less than the entire outstanding portion of a particular Option. In addition, if you tender any of your Options, you must tender all of your Required Options. Accordingly, if you choose to tender any of your Options, you will automatically be deemed thereby to have tendered all of your Required Options for exchange and cancellation, whether or not you include those Required Options in the table on page 4 of this Letter. This does not change your responsibility to properly complete this Letter.

    4.  Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever.

    If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

    5.  Requests for Assistance or Additional Copies. Any questions or requests for assistance may be directed to Carl Swartz or Diane Drake at the address and telephone number given on the front cover of this Letter. Any requests regarding copies of any documents referred to in the Offer to exchange may be directed to the AST website at www.aststockplan.com.

    6.  Irregularities. The Company will determine, in its discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tender of Options, and all questions as to the number of shares subject to Options or Required Options to be subject to the New Options. Our determination of these matters will be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines do not comply with the conditions of the Offer, not to be in proper form or the acceptance of which to be unlawful. The Company also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the tender with respect to any particular Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured by the tendering option holder or waived by us. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

Important: This letter (or a facsimile copy hereof) must be received by the Company, on or prior to the expiration date.

    7.  Important Tax Information. You should refer to Section 15 of the Offer to Exchange, which contains important U.S. federal tax information. You are strongly encouraged to consult with your own tax advisors as to the consequences of your participation in the Offer.

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  Exhibit (a)(2)
SIGNATURE OF OWNER
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER